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                                                                      EXHIBIT 5







                             November 6, 1995



Morgan Products Ltd.
469 McLaws Circle
Williamsburg, VA  23185



            Re:   Registration Statement on Form S-2
                  (Registration No. 333-13177) of
                  Morgan Products Ltd.
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Ladies and Gentlemen:

            We refer to the above-referenced Registration Statement on Form S-2, as amended through the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,010,000 shares (including 510,000 shares which the underwriters have an option to purchase to cover over-allotments, if any) of common stock, par value $.10 per share (the "Shares"), of Morgan Products Ltd., a Delaware corporation (the "Company").

            In connection with this opinion, we have examined copies of (i) the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended to date, and (ii) certain resolutions of the Board of Directors of the Company relating to the proposed issuance of the Shares. We have also examined originals or photostatic or certified copies of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examinations, we have assumed the completion of all requisite corporate actions and authorizations prior to the effectiveness of the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies, and the authenticity of all originals of such copies.


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            Based upon the foregoing, we are of the opinion that when the
Registration Statement has become effective under the Securities Act and the Shares have been duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware and we express no opinion as to the effect of the laws of any other jurisdiction.

            We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Winthrop, Stimson
                                                    Putnam & Roberts